Exhibit 31.3
CERTIFICATION
I, Jennifer L. Good, in my capacity as principal executive officer of Penwest Pharmaceuticals Co., certify that:
1.	I have reviewed this Amendment No. 1 on Form 10-K/A (“this report”) of Penwest Pharmaceuticals Co.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 10, 2008	/s/ Jennifer L. Good
Jennifer L. Good
President and Chief Executive Officer